[NEW YORK LIFE LOGO]             APPLICATION FOR
                    SINGLE PREMIUM DEFERRED VARIABLE ANNUITY
                      [LONGEVITY BENEFIT VARIABLE ANNUITY]
           TO NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (NYLIAC)
                            (A DELAWARE CORPORATION)

 Home Office: 200 Continential Drive, Suite 306, Newark, DE 19713
 Executive Office: 51 Madison Avenue, New York, NY  10010   PLEASE PRINT OR TYPE
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 1. WHO WILL BE THE OWNER OF THIS POLICY?

Name (First, M.I., Last)               Date of Birth     Male  Female  Social Security or Tax ID No.
                                       Month  Day  Year   ___    ___


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 Residence Address-Street  City                   State                           Zip Code

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 Telephone Number (day)  Telephone Number (Evening)  Relationship to Annuitant  Citizenship


 (     )                 (     )                                                ___ U.S.  Other______________
-------------------------------------------------------------------------------------------------------------
 Joint Owner Name (First, M.I., Last)  Date of Birth     Male  Female  Social Security or Tax ID No.
                                       Month  Day  Year   ___    ___

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 Citizenship                           Relationship to Owner
 ___U.S.   Other ____________________

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 2. WHO WILL BE THE ANNUITANT? If same as Owner, check here ___.  If other than
    Owner, complete below:

 Name (First, M.I., Last)              Date of Birth     Male  Female  Social Security or Tax ID No.
                                       Month  Day  Year   ___    ___

----------------------------------------------------------------------------------------------------
 Residence Address-Street  City    State    Zip Code     Citizenship
                                                         ___U.S.   Other ____________________

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 3. WHAT IS THE PREMIUM AMOUNT? (ATTACH CHECK PAYABLE TO NYLIAC, IF APPLICABLE.)
   Premium Amount $ ___________________________
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 4. WHO WILL BE THE PRIMARY BENEFICIARY(IES) OF THIS POLICY? USE QUESTION 9 TO
    NAME CONTINGENT BENEFICIARIES.

__Surviving Spouse Option (For Non-Qualified Plan Only). This designation is available and required only if (i) spouses are Joint Owners, (ii) one spouse is the Annuitant, and, (iii) upon the death of either spouse, the surviving spouse wants the option to continue the policy as the sole Owner and Annuitant. Please complete either the Joint Spousal Ownership form or the Spousal Annuitant form.
IMPORTANT: IF THE EXERCISE OF THIS OPTION RESULTS IN A CHANGE OF ANNUITANT, THE LONGEVITY BENEFIT WILL NOT BE PAYABLE.

 Name (Do not complete if "Surviving Spouse Under Joint Spousal Ownership" option is chosen)  Relationship to Owner  Percentage

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

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 5. WHAT IS THE LONGEVITY COMMENCEMENT DATE?
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
   ANNUITANT'S AGE AT ISSUE  SELECT THE ANNUITANT'S AGE AT WHICH THE LONGEVITY BENEFIT PAYMENTS WILL BEGIN
   ------------------------  -----------------------------------------------------------------------------
           40 to 49                                  __ 75     __ 80   or   __ 85
           50 to 59                                         __ 80  or  __ 85
           60 to 65                                              __ 85

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 6. WHAT IS THE PLAN TYPE? (Choose one plan and complete the appropriate section and applicable transfer/exchange form.)
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
 __NON-            Is this a 1035 Exchange?      __YES   __NO                  If yes, what is the Cost Basis?
    QUALIFIED      (If yes, submit The 1035 Exchange Form)                     $
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__IRA              Current Year Contribution     Prior Year Contribution       Transfer Amount            Rollover Amount
__SEP IRA          $                             $             Year _______     $                         $
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__ROTH IRA         Current Year Contribution     Prior Year Contribution       Transfer Amount
                   $                             $             Year _______     $
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__INHERITED        Transfer Amount
    IRA            $
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__SIMPLE           Transfer Amount
    IRA            $
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__403(b)(TSA)     Transfer Amount                 Is this an ERISA Plan? __Yes  __No
                   $                              (Employee should ask employer if plan is subject to ERISA.)

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 NOTE: If this is an IRA/Roth IRA/SIMPLE IRA/SEP transfer/rollover or 403(b) TSA transfer, submit Qualified Transfer/Direct Rollover Form. If this is an Inherited IRA transfer, submit Inherited IRA Information/Transfer Form.
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 7. RIDERS.  (These riders provide benefits for a charge that may vary. Refer to the terms and conditions of each rider described in the Prospectus and in the rider(s) that will be attached to your Policy, if selected here.)

  ___ (ADBR) Annual Death Benefit Reset   ___ (EBB) Enhanced Beneficiary Benefit
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 8. IS THIS A REPLACEMENT OF A LIFE INSURANCE OR ANNUITY POLICY?
    __YES (IF YES, COMPLETE THIS SECTION.)  __NO

 Company Name          Policy Number(s)            Estimated Policy Value
                                                   $
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 9. ARE THERE ADDITIONAL DETAILS?

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 10. DO YOU HAVE ANY EXISTING LIFE INSURANCE OR ANNUITY POLICIES? __ YES __ NO
     (IF YES, PLEASE INCLUDE POLICY INFORMATION IN SECTION 8 AND SUBMIT REQUIRED REPLACEMENT FORMS.)
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 11. FRAUD AND DISCLOSURE STATEMENTS

 COLORADO RESIDENTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

 FLORIDA RESIDENTS: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

 RESIDENTS OF ALL OTHER STATES EXCEPT FLORIDA, MASSACHUSETTS, OREGON, VERMONT AND VIRGINIA: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. For residents other than Pennsylvania, the following also applies: Penalties may include imprisonment, fines, or a denial of insurance benefits if a person provides false information.

 FOR APPLICANTS IN ARIZONA: On written request, you will be provided within a reasonable time factual information regarding the benefits and provisions of your policy. Within 10 days after delivery, or within thirty (30) days after delivery if the Policy Owner is sixty-five (65) years of age or older, you can return your policy to the Corporation or to the Registered Representative through whom it was purchased, with a written request for a full refund of premium. Upon receipt of this request, the policy will be void, and a full premium refund will be made.
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 12. SIGNATURES

 I/We acknowledge receipt of a current prospectus and agree that: (1) All of the statements in this application are true to the best of the knowledge and belief of those who made and recorded them. (2) This policy will not become effective unless it is delivered to the Owner while the Annuitant is living. (3) Unless otherwise indicated below, the Owner of this policy is the Applicant. (4) Under penalties of perjury, the Taxpayer Identification Number(s) provided on this application are certified to be correct. (5) I/We understand that the annuity is not backed or guaranteed by any bank or insured by the FDIC. (6) No Registered Representative is authorized to accept risks, make or change this application or any policy issued by the Company, or give up any of the Owner's rights or requirements. BENEFITS BASED ON THE PERFORMANCE OF THE SEPARATE ACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.

 Signed at (City/State) _______________  Dated On ______________________________

                                         Joint Spousal
 Owner - ______________________________  Owner - _______________________________

 Annuitant (if other than Owner) - ____  Applicant (if other than Owner) - _____

 Registered Rep.'s Signature - ________  Registered Rep.'s Printed Name ________

 Registered Rep.'s           Registered               Registered Rep.'s
 Tel. No. (     ) _________  Rep.'s Code No. _______  State/License No. ________

 Office Name/No. ______________________  Office Telephone No. - ________________

 REGISTERED REPRESENTATIVE'S RESPONSE REQUIRED.

 Is this a replacement of a life insurance or annuity policy? __Yes __No

 If yes, please provide details. _______________________________________________


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